EXHIBIT 23.2
                        ------------


                Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Airborne Freight Corporation on Form S-8 of our report dated February 13, 1998, appearing in the Annual Report on Form 10-K of Airborne Freight Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/DELOITTE & TOUCHE LLP
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Seattle, Washington
June 1, 1998